                              SCHEDULE 14A
                             (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. )

Filed by the registrant                            X
                                               --------
Filed by a party other than the registrant
                                               --------
Check the appropriate box:
        Preliminary proxy statement
  -----
    X   Definitive proxy statement
  -----
        Definitve additional materials
  -----
        Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12

                             ARVIN INDUSTRIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                  (Name of Person(s) Filing Poxy Statement)

Payment of filing fee (Check the appropriate box):

  X   $125 per Exchange Act Rule 0-11 (c) (1) (ii), 14a-6(i)1, or 14a-6(j)(2).
- -----
      $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
- -----
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
- -----

  (1)  Title of each class of securities to which transaction applies:

  --------------------------------------------------------------------
  (2)  Aggregate number of securities to which transactions applies:

  --------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed persuant to Exchange Act Rule 0-11:

  --------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

  --------------------------------------------------------------------

     Check box if any part of fee is offset as provided by Exchange Act
- ----
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

  --------------------------------------------------------------------
  (2)  Form, schedule or registration statement no.:

  --------------------------------------------------------------------
  (3)  Filing party:

  --------------------------------------------------------------------
  (4)  Date filed:

  --------------------------------------------------------------------

                      ARVIN INDUSTRIES, INC.

                           NOTICE of

        Annual Meeting of Shareholders To Be Held April 14, 1994

To the Shareholders of
ARVIN INDUSTRIES, INC.

The Annual Meeting of Shareholders of Arvin Industries, Inc., an Indiana corporation, will be held at Columbus East High School Auditorium, 230 South Marr Road, Columbus, Indiana, on Thursday, April 14, 1994, at 10:30 a.m., for the following purposes:

(1)  To elect five directors for a term of three years;

(2)  To ratify the Board of Directors' appointment of Price
     Waterhouse as Arvin's independent certified public accountants for the current year; and

(3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Shareholders of record at the close of business on February
24, 1994, are entitled to notice of and to vote at the Annual Meeting.

Arvin's Annual Report for the year 1993 is enclosed.

IMPORTANT!  TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT
THE MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE
ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

No postage is required if the proxy is mailed in the United
States. If you attend the Annual Meeting, you may vote your shares in person even if you have previously submitted a proxy.

                                      Ronald R. Snyder
                                      Secretary

Columbus, Indiana
March 11, 1994

                      ARVIN INDUSTRIES, INC.
        One Noblitt Plaza, Box 3000, Columbus, Indiana 47202-3000

           Proxy Statement For Annual Meeting of Shareholders
                    To Be Held April 14, 1994

This proxy statement and the enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Arvin Industries, Inc. ("Arvin") from holders of Arvin's common shares, par value $2.50 per share ("Common Shares"), for use at the Annual Meeting of Shareholders to be held April 14, 1994, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice (the "Annual Meeting"). Arvin will bear all costs relating to the solicitation of proxies from its shareholders. In addition to soliciting proxies by mail, Arvin's officers and employees, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Shares held of record by such persons, and Arvin will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in that connection. In addition, Arvin has retained Hill and Knowlton, Inc. to assist in soliciting proxies from shareholders, including brokers' accounts, at a fee of $6,250 plus reasonable out-of-pocket expenses.

This proxy statement is first being sent to shareholders on or about March 11, 1994.

                     VOTING AT THE MEETING

The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on February 24, 1994, at which time Arvin had issued and outstanding 22,134,813 Common Shares. Each shareholder will be entitled to one vote for each Common Share held with respect to all matters which may be properly submitted to a vote of shareholders at the Annual Meeting.

All proxies that are properly signed and received by Arvin prior to the meeting will be voted in accordance with the instructions on such proxies unless they have been revoked. If no instruction is indicated, the shares will be voted FOR the election of the five nominees for director listed in this proxy statement, FOR ratification of the appointment of independent public accountants, and in the discretion of the persons named in the proxy on such other matters as may properly come before the meeting. Any shareholder who has given a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by delivering to the Secretary of Arvin written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding Common Shares, presented in person or by proxy, will constitute a quorum of shareholders at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present and will treat abstentions as Common Shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain Common Shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

A plurality of the Common Shares voted in person or by proxy is required to elect a director. Ratification of the appointment of the independent public accountants will be approved if the votes cast favoring the appointment of the independent accountants exceeds the votes cast opposing such action. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. For purposes of determining the approval of the matters submitted to the holders of Common Shares for a vote, abstentions will not be considered.

          PROPOSAL 1 - ELECTION OF DIRECTORS

Arvin's Restated Articles of Incorporation, as amended, provide that its By-Laws may divide the Board of Directors into classes, with the terms of office of directors in each class being more than one year. The By-Laws provide that the Board of Directors shall be divided into three classes, each class being as nearly equal in number as possible, and that at each Annual Meeting of Shareholders the successors to the directors whose terms expire that year shall be elected for a term of three years.

In 1993, Mr. Richard Ringoen, former Chairman and CEO of Ball Corporation, who had been a director of Arvin since 1984, passed away. The Board regrets his untimely passing and expresses its gratitude and appreciation for his ten years of service to Arvin. Effective January 1, 1994, William D. George, Jr. was elected to the Board of Directors to fill Mr. Ringoen's term expiring in 1996, and Ivan W. Gorr was elected to the Board of Directors for a term expiring in 1994. On February 10, 1994, Mr. Arthur R. Velasquez was elected to the Board of Directors for a term expiring in 1996.

Five incumbent directors whose terms expire at the 1994 meeting, including Mr. Gorr, are being nominated for a three-year term. Mr. Thomas A. Holmes, whose term expires at the 1994 Annual Meeting, and who has served as a director of Arvin since 1990, will retire at the Meeting.

Unless otherwise directed, proxies will be voted for the election of the five nominees listed below who have been designated by the Board of Directors. If, on account of death or other unforeseen contingencies, any of these persons is unavailable for election, the proxies will be voted for a substitute nominee designated by the Board of Directors.

The following sets forth certain information with respect to the nominees and continuing directors of Arvin:


                                                          Number of
                                                         Common Shares
                                                         Beneficially
                                                           Owned as of
                                                        January 2, 1994
                                                               (1)
                                                         --------------
Nominees for Three-Year Terms:

James K. Baker, Chairman of the Board of Directors of
  Arvin                                                      269,530   (2)(3)(4)

Mr. Baker, 62, was graduated from DePauw University and holds a Master of Business Administration degree from Harvard University. Associated with Arvin since 1955, he was elected a member of the Board of Directors in 1968, elected
President and appointed Chief Executive Officer in 1981, and elected Chairman of the Board in 1986. Mr. Baker is also a director of Amcast Industrial Corporation, Geon Company, NBD
Bancorp, PSI Resources, Inc., Space Industries
International, Inc. and Tokheim Corp., and is a former
Chairman of the United States Chamber of Commerce and the Chairman of the NASA Commercial Programs Advisory Committee.
He also serves as Chairman of the Board of Trustees of DePauw University and is Vice Chairman of the New American
Schools Development Corporation.

Robert E. Fowler, Jr., President and Chief Operating
  Officer of The Vigoro Corporation                                2,000

Mr. Fowler, 58, was graduated from Vanderbilt University with a Bachelor's degree in Chemical Engineering. He served as President and Chief Operating Officer of Rubbermaid
Incorporated from 1981 until 1987, at which time he became
Chairman, President and Chief Executive Officer of Josephson
Office Products, Inc., a distributor of office furnishings and supplies. Mr. Fowler served Josephson in these capacities until October 1990, when he became a private investor. In 1991, Mr. Fowler became President of Silvestri
Corp., a distributor of Christmas decorations, and in July, 1993, he was elected President and Chief Operating Officer of The Vigoro Corporation, a producer of agricultural fertilizers and chemicals. Mr. Fowler was first elected an Arvin director in 1987. He also serves as a director of Alltrista Corporation, Manville Corporation, Riverwood
International and The Vigoro Corporation.



                                                             Number of
                                                            Common Shares
                                                            Beneficially
                                                             Owned as of
                                                           January 2, 1994
                                                                  (1)
                                                           ---------------

Nominees for Three-Year Terms:

Ivan W. Gorr, Chairman of the Board and Chief Executive
  Officer of Cooper Tire & Rubber Company                      1,500

Mr. Gorr, 64, is a graduate of the University of Toledo and is a certified public accountant. Mr. Gorr began his career with Cooper Tire in 1972 as corporate controller and, after having served as executive vice president, treasurer and chief financial officer, was elected president and chief operating officer in 1982 and Chairman and Chief Executive
Officer in 1989. Cooper Tire, located in Findlay, Ohio, specializes in the manufacture and marketing of rubber products for consumers and industrial users. Mr. Gorr was elected a director of Arvin in 1994. He also serves as a director of Amcast Industrial Corporation, Fifth Third
Bancorp and OHM Corporation and is Chairman of the Board of Directors of The U.S. Chamber of Commerce.

Richard W. Hanselman, Former Chairman and Chief
  Executive Officer of Genesco, Inc.                               1,200

Mr. Hanselman, 66, is a graduate of Dartmouth College. He joined Genesco in 1980 and was named Chief Executive Officer in 1981, serving in that capacity and as its Chairman until 1986. Genesco is a diversified manufacturer of footwear and apparel located in Nashville, Tennessee. Mr. Hanselman was first elected to Arvin's Board of Directors in 1983. He is also a director of Becton, Dickinson & Co., Healthtrust
Inc., Bradford Funds, Inc., Foundation Health Corp., Gryphon
Holdings, Inc. and IMCO Recycling Inc.

Don J. Kacek, Chairman, President and Chief Executive
  Officer of Advanced Automation Technologies, Inc.                 1,000 (5)

Mr. Kacek, 57, holds a Bachelor of Science degree from Illinois Institute of Technology. He became President and
Chief Executive Officer of Ransburg Corporation in 1977 and was elected Chairman of its Board of Directors in 1978, in which capacities he served until 1988. Mr. Kacek was self-employed as a management consultant through 1990 and is now
Chairman, President and Chief Executive Officer of Advanced
Automation Technologies, Inc. (formerly S & J Automation,
Inc.), a manufacturer of factory automation equipment located in Indianapolis, Indiana. He was first elected to Arvin's Board of Directors in 1982.



	                                                              Number of
                                                              Common Shares
                                                               Beneficially
                                                               Owned as of
                                                             January 2, 1994
                                                                    (1)
                                                             ---------------

Continuing Directors:

Joseph P. Allen, President and Chief Executive Officer of
Space Industries International, Inc.                            3,390

Dr. Allen, 56, is a graduate of DePauw University with a Bachelor of Arts degree and attended Christian Albrechts
Universitaet in Kiel, Germany as a Fulbright Scholar. He also earned Master of Science and Doctor of Philosophy degrees from Yale University. Dr. Allen was an astronaut with NASA from 1967 to 1985, when he became Executive Vice
President of Space Industries, Inc., a designer of space facilities located in Webster, Texas. Dr. Allen was elected
President of Space Industries International in 1988 and
Chief Executive Officer in 1991. Dr. Allen was first elected to Arvin's Board of Directors in 1985, and his current term on the Board of Directors expires in 1995. He is also a director of Space Industries.

Steven C. Beering, President of Purdue University                  1,000  (5)

Dr. Beering, 61, holds Bachelor of Science and Doctor of
Medicine degrees from the University of Pittsburgh. He was named President of Purdue University and the Purdue
University Foundations in 1983. He is also a director of Eli
Lilly and Company, NIPSCO Industries, Inc., Space Industries
International, Inc. and American United Life Insurance Co.
He was first elected to Arvin's Board of Directors in 1983, and his current term on the Board of Directors expires in 1995.

Joseph P. Flannery, Chairman, President and Chief Executive
  Officer of Uniroyal Holdings, Inc.                                1,000

Mr. Flannery, 60, holds a Bachelor of Science degree from the University of Lowell and a Masters of Business
Administration degree from Harvard University. He joined
Uniroyal, Inc. in 1959 and, after holding a number of positions with Uniroyal, Inc. and its Uniroyal Chemical
Division, was elected a director and President and Chief
Operating Officer of Uniroyal, Inc. in 1977 and its Chief
Executive Officer in 1980. Since 1986 Mr. Flannery has been
Chairman of the Board, President and Chief Executive Officer of Uniroyal Holdings, Inc. He was first elected an Arvin director in 1991 and his current term expires in 1995. Mr.
Flannery also serves on the boards of directors of APS
Holding Corporation, Ingersoll-Rand Company, K mart Corp.,
Newmont Mining Corp., Newmont Gold Co. and TheScotts
Company. He also serves on the national board of trustees of Boys Clubs of America and The Little League Foundation.



                                                                  Number of
                                                                Common Shares
                                                                Beneficially
                                                                 Owned as of
                                                              January 2, 1994
                                                                     (1)
                                                              ---------------

Continuing Directors:

William D. George, Jr., President and Chief Executive
Officer of  S.C. Johnson & Son Inc.                               -

Mr. George, 62, received a Bachelor of Science degree from DePauw University and a Masters of Business Administration degree from Harvard University. In 1981, he joined S.C.
Johnson Wax, a manufacturer of chemical specialty products headquartered in Racine, Wisconsin, and, after holding a number of positions, became Executive Vice President and Chief Operating Officer, Worldwide Consumer Products in
1988. He was elected President in 1990 and Chief Executive
Officer and a member of the Board in 1993. Mr. George was elected to the Arvin Board of Directors in 1994, and his current term expires in 1996. He also serves on the board of directors of Moorman Manufacturing Company.

V. William Hunt, Executive Vice President of Arvin               60,203 (2)(4)

Mr. Hunt, 49, holds Bachelor of Arts and Doctor of
Jurisprudence degrees from Indiana University. Mr. Hunt joined Arvin in 1976 and was elected Vice President-
Administration in 1980, Secretary in 1982 and Executive Vice
President in 1990. He was first elected to the Board of Directors in 1983 and his current term expires in 1995.

Frederick R. Meyer, Chairman and President of Aladdin
  Industries, Inc.                                                 13,100

Mr. Meyer, 66, was graduated from Purdue University and holds a Master of Business Administration degree from Harvard University. Mr. Meyer was named President and Chief
Operating Officer of Tyler Corporation in 1983, a position which he held until his resignation in 1986. In 1985 he became Chairman of the Board, and in 1987, President of Aladdin Industries, Inc., a diversified company principally engaged in the manufacture of children's lunch kits, thermosware, insulated food delivery systems and related products located in Nashville, Tennessee. Mr. Meyer was first elected to Arvin's Board of Directors in 1980, and his current term expires in 1996. He also serves as a director of Tyler Corporation and Southwest Securities Group, Inc.



																																																																		Number of
																																																																Common Shares
																																																																	Beneficially
																																																																	Owned as of
																																																														January 2, 1994
																																																																					(1)
                                                              ---------------

Continuing Directors:

Byron O. Pond, President and Chief Executive Officer of
Arvin         																			                              92,304  (2)(3)

Mr. Pond, 57, is a graduate of Wayne State University with a Bachelor of Science degree in Business Administration. Mr.
Pond was first employed by Maremont Corporation as a Director of Field Sales Planning in 1968. After serving successively as Vice President, General Manager, Senior Vice
President and Executive Vice President, he became President of Maremont Corporation in 1979 and Chief Executive Officer in 1981. Mr. Pond became an Executive Vice President and director of Arvin in 1990, was elected President in 1991 and was appointed Chief Executive Officer in 1993. His current term on the Board of Directors expires in 1996.

Richard A. Smith, Vice President-Finance of Arvin               33,493 (2)(3)

Mr. Smith, 48, is a graduate of the University of Illinois, was awarded a Master of Business Administration by Northwestern University and earned a Doctor of Jurisprudence degree from St. Louis University. He held a series of executive financial positions with The May Department Stores
Company from 1981 until joining Arvin in 1989. May, headquartered in St. Louis, Missouri, operates retail department and specialty stores. Mr. Smith was elected Vice
President-Finance and a member of Arvin's Board of Directors in 1990. His current term on the Board of Directors expires in 1996.

Arthur R. Velasquez, President and Chief Executive Officer
of Azteca Foods, Inc.                                                 -

Mr. Velasquez, 55, is a graduate of the University of Notre
Dame with a Bachelor of Science degree in Electrical
Engineering and holds a Masters of Business Administration from the University of Chicago. He was a founder of Azteca
Corn Products Corporation in 1970, now Azetca Foods, Inc.
Azteca is a manufacturer of Mexican foods located in Chicago, Illinois. Mr. Velasquez is also co-founder and principal owner of radio station WOPA in Chicago. He was first elected an Arvin director in 1994, and his current term expires in 1996. He also serves on the boards of directors of LaSalle National Bank, Peoples Energy
Corporation, Chicago Metro Board of Junior Achievement, the
Maryville City of Youth, and serves on the Boards of Trustees of the University of Notre Dame and St. Xavier
University.


(1) Except as otherwise noted, each person exercises sole voting and investment power over the shares beneficially owned by him. Other than Mr. Baker, who beneficially owns approximately 1.2% of the outstanding Common Shares, no nominee or director is individually the beneficial owner of more than 1.0% of Arvin's outstanding Common Shares.

(2) Includes Common Shares subject to options which may be exercised within 60 days after January 2, 1994, as follows:
Mr. Baker-101,773 shares; Mr. Hunt-46,250; Mr. Pond-84,306
shares; and Mr. Smith-25,250 shares.

(3) Includes Common Shares held in such participant's accounts under certain Arvin employee benefit plans, as follows: Arvin Savings Plan: Mr. Baker-17,471 shares, Mr. Hunt-5,582 shares, Mr. Pond-522 shares, and Mr. Smith-1,257 shares; and Arvin Equity Account Plan: Mr. Baker-25,121 shares, and Mr. Hunt-1,292 shares. Common Shares held in the Savings Plan and the Arvin Equity Account Plan are voted at the direction of the participant.

(4) Includes Common Shares owned of record by members of such director's immediate family. Mr. Baker has disclaimed any beneficial interest in 33,648 of those Common Shares.

(5)  Shared voting and investment power, as follows: Dr.
Beering-1,000 shares; and Mr. Kacek-1,000 shares.

             Compensation of Directors

During 1993, non-employee members of the Board of Directors were compensated for their service as directors as follows:
an annual fee of $20,000; a fee of $1,500 for membership on any regular committee of the Board; attendance fees of $1,500 and $1,000, respectively, for each Board and committee meeting; and a fee of $1,000 for participating in a telephonic Board or committee meeting. Non-employee Board members are also paid fees of $500 for telephonic consultation and $1,000 per day or half-day for special assignments. Further, during 1993, Dr. Beering was paid
$4,750 for his services as a non-employee director of Space
Industries International, Inc., approximately a 70%-owned subsidiary of Arvin.

             Meetings of Directors and Committees

The Board of Directors met five times in 1993.

There are three standing committees of the Board of Directors. The Audit Committee, the current members of which are Messrs. Fowler (Chairman), Holmes and Smith (ex-officio), has the responsibility to assess and oversee the adequacy of internal controls and the integrity of Arvin's financial statements. Its functions include: recommending outside auditors; assessing the plan and scope of the audit; reviewing the results of the annual audit and financial statements before release (including disclosure requirements); evaluating auditors' fees; overseeing the effectiveness of the internal audit function; directing and supervising any investigation into matters within the scope of the foregoing duties (including compliance with the Foreign Corrupt Practices Act); and performing such other related functions as the Board of Directors may, from time to time, delegate to the Audit Committee. The Audit Committee met three times in 1993.

The Compensation Committee, which met five times during 1993, is currently comprised of Messrs. Kacek (Chairman), Hanselman and Meyer. The Compensation Committee is responsible for establishing and administering the compensation policies of Arvin. See "Report of the Compensation Committee on Executive Compensation."

The Committee on Directors makes recommendations to the Board of Directors as to nominees for election as directors. This committee will consider nominees recommended by Arvin shareholders; any such recommendations may be submitted in writing to the Chairman of the Committee on Directors, in care of Arvin's executive offices in Columbus, Indiana. The current members of the Committee on Directors, which met five times last year, are Messrs. Beering (Chairman), Flannery and Allen.

                 EXECUTIVE COMPENSATION

                         Summary

The following table summarizes the annual and long-term compensation for services to Arvin and its subsidiaries for fiscal years 1993, 1992 and 1991 awarded or paid to or earned by the persons who served as chief executive officer of Arvin during 1993 and to each of the four other most highly compensated executive officers of Arvin (the "Named
Officers") during 1993.


               Summary Compensation Table


                                                                  Long-Term
                                    Annual Compensation         Compensation
                                ------------------------------- ------------
                                                                   Awards
Name and principal                                 Other annual  ----------  All other
position                 Year   Salary     Bonus  Compensation(2)           Compensation(3)
- --------------------     ----   ------    ------- ---------------           ---------------

                                                                  Securities
                                                                  underlying
                                                                  options (#)
                                                                  -----------


Byron O. Pond            1993  $438,269   $112,347     $ 6,226      171,500   $7,075
President & Chief        1992   325,000    211,250      10,839       20,000    6,866
Executive Officer(1)     1991   325,000      9,425       1,942       10,000    4,667

James K. Baker           1993  $381,731   $ 97,341     $ 2,432       11,000   $7,075
Chairman(1)              1992   475,000    308,750       2,069       28,500    6,866
                         1991   475,000     13,775       2,224       15,000    6,667

V. William Hunt          1993  $276,500   $ 70,508     $ 3,991       10,000   $7,075
Executive Vice President 1992   265,000    172,250       2,550       13,250    6,866
                         1991   265,000      7,685       2,530        7,500    6,667

Richard A. Smith         1993  $222,608   $ 56,765     $ 3,601        8,000   $7,075
Vice President Finance & 1992   215,000    139,750       2,703       10,750    6,866
Chief Financial Officer  1991   215,000      6,235       1,668        7,000    6,188

Joe T. Atkins            1993  $198,846   $171,008     $ 1,823        7,200   $7,075
Senior Vice President    1992   190,000    107,350       1,598        7,600    6,866
                         1991   190,000     68,172       1,761        5,000    6,188


(1)  On June 17, 1993, Mr. Pond was elected Chief Executive
Officer of Arvin, succeeding Mr. Baker who served as Chief
Executive Officer until that date. An employment agreement between Arvin and Mr. Pond, effective June 17, 1993, provides, among other things, for his full time employment until June 16, 1996, with automatic one-year extensions commencing June 17, 1994, and continuing each June 17 thereafter, unless terminated by Arvin or Mr. Pond, at an annual salary of not less than $500,000. The agreement also provides that it will be binding upon a successor corporation in the event that Arvin is merged into any other corporation or that any other corporation acquires substantially all of the assets of Arvin..
(2) The compensation reported is the amount reimbursed by Arvin for the payment of certain taxes.
(3) The compensation reported represents Arvin matching contributions to the Arvin Savings Plan.


                 Options Granted in 1993

The following table sets forth certain information as to options to purchase Common Shares of Arvin granted to each of the Named Officers under the 1988 Stock Benefit Plan during the fiscal year ended January 2, 1994 and the potential realizable value, assuming certain annual rates of appreciation.


               Option Grants In Last Fiscal Year


                                                       Potential realizable value at
             Individual Grants                        assumed annual rates of stock
                                                   price appreciation for option term(3)
- -------------------------------------------------  -------------------------------------
                Number of     Percent of
                securities    total options
                underlying    granted to     Exercise
                options       employees in   price ($     Expiration
Name            granted(#)(1) fiscal year    per Sh)(2)   date         5% ($)    10% ($)
- -------------   ------------- ------------- -----------  -----------  --------  ---------

Byron O. Pond    21,500         4.6%        $29.1250      09/08/2003   $393,872    $998,143
                 50,000        10.7%        $29.9600      09/08/2003   $942,242  $2,387,812
                 50,000        10.7%        $34.6850      09/08/2003 $1,090,843  $2,764,395
                 50,000        10.7%        $38.2400      09/08/2003 $1,202,648  $3,047,728

James K. Baker   11,000         2.4%        $29.1250      09/08/2003   $201,516    $510,678

V. William Hunt  10,000         2.1%        $29.1250      09/08/2003   $183,196    $464,253

Richard A. Smith  8,000         1.7%        $29.1250      09/08/2003   $146,557    $371,402

Joe T. Atkins     7,200         1.5%        $29.1250      09/08/2003   $131,901    $334,262

All Optionees   466,000       100.0%        $30.7892      09/08/2003 $9,024,735 $22,870,314


(1) All options granted to the Named Officers were granted on September 9, 1993 and will first become exercisable September 9, 1994, except for options to purchase 150,000 Arvin Common Shares granted to Mr. pond, 50,000 of which first become exercisable on each of September 9, 1996, 1997 and 1998, and which may be exercised only if Mr. Pond is Chief Executive Officer of Arvin on those respective dates. Vesting may be accelerated as a result of certain changes in control of Arvin.
(2) All options were granted at market value (the average of the high and low prices of the Arvin Common Shares) on the date of grant except for options to purchase 150,000 Common Shares granted to Mr.


Pond, which were granted in
excess of the current market value on the date of grant..
(3) The potential realizable value illustrates the value that might be recognized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of stock price appreciation over the ten-year term of the option. For the Named Officers, potential realizable value is presented net of the option exercise price, but before taxes associated with the exercise. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions as well as the optionholders' continued employment through the ten-year term of the option. There can be no assurance that the amounts reflected in this table will be achieved.


                 Option Exercises in 1993

The table below sets forth certain information concerning the exercise of options to purchase Common Shares under the 1988 Stock Benefit Plan and the 1978 Stock Option Plan during fiscal year 1993 by each of the Named Officers and the value of unexercised options held by each of the Named
Officers as of January 2, 1994.


Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values;


                                                                                            Value of unexercised
                      Shares acquired   Value realized       Number of unexercised        in-the-money options at
     Name             on exercise (#)       ($) 1        options at fiscal year-end(#)     fiscal year-end ($)2
- -----------------    -----------------  --------------   ----------------------------- ----------------------------
                                                         Exercisable    Unexercisable  Exercisable    Unexercisable


Byron O. Pond              6,694            $95,808         84,306       171,500         $913,846          $163,813
James K. Baker             5,000             97,188        101,773        12,000          723,638            31,625
V. William Hunt             -0-                -0-          46,250        10,000          275,547            28,750
Richard A. Smith           4,000             66,281         25,250         8,000          260,672            23,000
Joe T. Atkins              5,000             53,438         36,600         7,200          198,850            20,700


(1) Represents the difference between the closing price of the Arvin Common Shares on the New York Stock Exchange on the business day preceding date of exercise and the option exercise price.
(2) Represents the difference between $32.00, the closing price of the Arvin Common Shares on the New York Stock
Exchange on December 31, 1993, and the option exercise price.


                          Retirement Plan

The table below shows the estimated annual benefits payable upon retirement to persons, including the Named Officers, covered under Arvin's Retirement Plan for Exempt Salaried
Employees (the "Retirement

Plan") and Arvin's Supplemental
Retirement Plan (the "Supplemental Retirement Plan") (based on the benefit formulas in effect and calculated on a straight life annuity basis, as described below), in the specified compensation and years of service classifications. The table assumes that the last five years of service occur after October 1, 1991. The amounts reflected in the table are not subject to any deduction for Social Security benefits or other offset amounts except for the Arvin Equity Account described below.



  Annual Compensation
  Average of 5 Highest
   Consecutive Years                               Annual Life Income With Years of Service at
      in last 10                                          Age 65 (Single Life Annuity)
- ------------------------    -----------------------------------------------------------------------------------------
                                  15             20             25             30             35             40
                            -------------- -------------- -------------- -------------- -------------- --------------


$250,000                       $ 40,160       $ 52,660       $ 65,160       $ 77,660       $ 90,160       $102,660
$350,000                         56,410         73,910         91,410        108,910        126,410        143,910
$450,000                         72,660         95,160        117,550        140,160        162,660        185,160
$550,000                         88,910        116,410        143,910        171,410        198,910        226,410
$650,000                        105,160        137,660        170,160        202,660        235,160        267,660
$750,000                        121,410        158,910        196,410        233,910        271,410        308,910
$850,000                        137,660        180,160        222,660        265,160        307,660        350,160
$950,900                        153,910        201,410        248,910        296,410        343,910        391,410


The Retirement Plan is a defined benefit plan, based on total years of service, which provides a life annuity determined by the average of the five highest consecutive years' annual earnings in the last ten years of service.
For credited service earned prior to October 1, 1991, the benefit is calculated by multiplying 1% for each year of credited service times the average annual earnings figure. Effective October 1, 1991 the Retirement Plan and certain other defined benefit pension plans covering domestic salaried employees of Arvin and its subsidiaries (including the Maremont Corporation Pension Plan for Salaried
Employees, discussed below) adopted a new unified benefit formula for service credited after that date. With respect to credited service earned on or after October 1, 1991, the benefit is calculated by (i) multiplying 1% for each year of credited service times the average annual earnings figure and (ii) adding to that amount an amount determined by multiplying 0.25% for each year of credited service (up to a maximum of 35 years) times the amount by which the average annual earnings figure exceeds a portion of the social security wage base (for 1993, $37,200). Five years of service are required for vesting under the Plan. Employees may qualify for full benefits at age sixty-five, subject to certain exceptions under the Employee Retirement Income Security Act of 1974, though provisions are made within the Plan for early retirement at reduced benefits and for disability retirement. The compensation covered by the Plan includes salaries, bonuses and compensation deferred at the option of the employees resulting from contributions to the Arvin Savings Plan. For the calendar year ended December 31, 1993, credited years of service for the Named Officers are as follows: Mr. Pond-2 years (for determination of benefits; 25 years for vesting purposes); Mr. Baker-37 years; Mr. Hunt-17 years; Mr. Smith-4 years and Mr. Atkins-45 years. With respect to the period prior to October 1, 1991, Mr. Pond is covered under the Maremont Pension Plan discussed below.

In 1983, the Arvin Retirement Plan was amended to allow investment of up to 10% of Plan funds in Common Shares which may be acquired from time to time in private or market purchases or by contribution of original issue or treasury shares. In 1993, the Plan acquired 18,935 Common Shares.

As of September 1, 1985, the Retirement Plan was further amended to transfer to the Arvin Equity Account of the Arvin Savings Plan assets and liabilities for the accrued benefits of active Retirement Plan participants, and a provision was added which credits the benefit payable under the Arvin Equity Account against the benefit payable under the Retirement Plan. The 1985 amendment also added provisions prohibiting termination of the Retirement Plan and recovery of any excess assets ("overfunding") in the Plan unless approved by a majority of the "Continuing Directors" (as defined in the Retirement Plan) and providing that, in the event of a change of control of Arvin without Continuing Director approval, the percentage for each year of credited service used in the Retirement Plan's benefit formula would be increased as necessary so that all Plan assets would be needed to provide benefits to participants and any overfunding would be eliminated.

Annual benefits payable upon retirement under the Retirement Plan are subject to limitation imposed by law in prescribed circumstances. To the extent that an individual employee's retirement benefit would exceed such limit, the pension benefit payable upon retirement set forth in the above table will be paid pursuant to the Supplemental Retirement Plan.

As noted above, prior to October, 1991 Mr. Pond was President and Chief Executive Officer of Maremont Corporation. Mr. Pond became a participant in the Arvin Retirement Plan effective October 1, 1991, and his pension for the period prior to that date will be provided under the Maremont Corporation Pension Plan for Salaried Employees in lieu of the Arvin Retirement Plan. The Maremont Pension Plan is a defined benefit plan, based on total years of service, which provides a life annuity determined by the average of the five highest consecutive years' annual earnings in the last fifteen years of service. With respect to service earned prior to October 1, 1991, the benefit is calculated by multiplying 1.5% for each year of credit service times the average annual earnings figure and is reduced by a portion of expected primary Social Security payments. Vesting schedules and early retirement and disability retirement benefits are substantially similar to those under the Arvin Retirement Plan. The compensation covered by the Maremont Plan includes salaries, bonuses and employee contributions to the Maremont Thrift Plan. As of October 1, 1991, Mr. Pond was credited with 22 3/4 years of service under the Maremont Pension Plan. Subsequent to that date, Mr. Pond will not be credited with any additional years of service under the Maremont Pension Plan as Mr. Pond will be covered by the Arvin Retirement Plan. The estimated annual benefits payable to Mr. Pond upon his retirement under Maremont's Pension Plan, assuming continued employment until age 65, would be $49,500 for every $100,000 of annual compensation, or $246,084 (based on the average of his five highest consecutive years of compensation in his last fifteen years of service with Maremont), and in each case is subject to reduction to reflect Social Security benefits. To the extent that the retirement benefit under the Maremont Pension Plan exceeds certain limitations imposed by law, the excess will be paid pursuant to a Supplemental Retirement Plan similar to the one maintained by Arvin.

In addition, upon retirement at age 65, Mr. Pond will be entitled to receive $30,000 per year under a Maremont insurance-funded retirement program for a period of ten (10) years. In the event of Mr. Pond's death prior to retirement or during the ten (10) years following retirement, such annual benefits will be paid to his beneficiary.

      Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of Arvin, makes recommendations to the Board of Directors with respect to the specific compensation levels for the Chairman and the President/CEO, reviews and approves the annual cash bonus incentive plan for executives, including the Named Officers who are members of the Office of the Chief Executive, administers the 1988 stock benefit plan, reviews the remuneration of other officers and considers and recommends the adoption of compensation plans for officers and directors.

Arvin's compensation philosophy is to provide a total compensation program which will attract, retain and motivate superior performance. The Compensation Committee and management of Arvin are committed to the principle that pay should be commensurate with performance and attainment of predetermined financial and strategic objectives. As a consequence, pay is more heavily influenced by Company performance.

The compensation program consists of three components: base salary, annual cash incentive opportunities and long-term incentive opportunities in the form of stock options. The compensation philosophy for base salary is to set executive base salaries slightly below industry norms, with the proportion of total cash compensation that can be earned based on variable incentive compensation above industry norms. Industry norms are determined by gathering competitive compensation information from the companies comprising the Dow Jones auto parts and equipment index as well as from other manufacturing companies selected on the basis of similar sales volume, level of employment and international scope.

The Arvin philosophy for variable cash bonus incentive compensation is to provide rewards when financial objectives are achieved. In 1993, these objectives, designed to increase shareholder value, were earnings per share, labor cost as a percentage of net sales, cost of quality as a percentage of cost of sales and stock price performance. The relative weights assigned to these objectives were equal except for earnings per share which was weighted more by a multiple of five. Maximum bonuses that can be earned with respect to each of these objectives are set as a percentage of the executive's base salary. Minimum achievement levels against each of the financial objectives are required before bonuses can be earned.

Long-term incentives are based on the grant of stock options. The number of options granted is determined subjectively by considering the executive's ability to influence Arvin's long-term growth and profitability.
Options are granted at the current market price and are exercisable commencing one year after the date of grant, or are granted in excess of the current market price and are exercisable more than one year after the date of grant.
Since the value of an option is directly related to Arvin's stock price, it provides an incentive to create value for shareholders. Stock options are an important component of the Compensation Committee's long-term performance based compensation philosophy.

The compensation for both Mr. Pond, the CEO from June 1993 and Mr. Baker, the CEO prior to that time, was consistent with this philosophy and exemplifies the performance oriented nature of the compensation program. The base salaries of Messrs. Baker and Pond were adjusted in June, 1993 to reflect their change in responsibilities. The cash bonus incentive was determined in accordance with the 1993 cash bonus incentive plan. In 1993, due in large part to the continuing economic recession in Europe and the unsettled U.S. replacement market, several of the financial objectives of the cash bonus incentive plan were not fully achieved and the minimum achievement level on one of the financial objectives was not met. As a result, the cash bonus paid to Mr. Pond, as CEO for 1993, was substantially less than that paid to Mr. Baker, as CEO, in the prior year. The stock options granted to the CEO during 1993 are consistent with the design and philosophy of the overall program and are shown above in the summary compensation table.

The Compensation Committee believes this philosophy and practice encourages outstanding individuals to achieve levels of performance that otherwise would not have been reached and to maintain their employment and personal commitment to Arvin. Arvin shareholders and customers are also beneficiaries.

This report is submitted on behalf of the Compensation
Committee:

                                  Don J. Kacek, Chairman
                                  Richard W. Hanselman
                                  Frederick R. Meyer

     Compensation Committee Interlocks And Insider Participation

The current members of the Compensation Committee are Messrs. Kacek, Hanselman and Meyer. Until April, 1993, Dr.
Allen and Messrs. Holmes and Meyer served as members of the Compensation Committee. Dr. Allen is a director and President and CEO of Space Industries International, Inc.
("Space Industries").

Arvin owns approximately 70% of Space Industries. Arvin and Space Industries are parties to a variety of agreements. Mr. Baker is Chairman of the Board and Dr. Beering, a director of Arvin, also serves as a director of Space Industries.

             COMMON SHARE PRICE PERFORMANCE GRAPH

The graph below compares cumulative total return of the Arvin Common Shares with the S&P 500 Index and the Dow Jones Auto Part and Equipment Index during the years 1989 through 1993, assuming the investment of $100 on December 31, 1988 and the reinvestment of dividends.

     Comparison of Five Year Cumulative Total Return
      Among Arvin Industries, The S & P 500 Index
     And The Dow Jones Auto Parts & Equipment Index

The following table reflects the data points of the Performance
Graph included in the proxy statement:

                                                        YEAR
                                          --------------------------------
                                          1989   1990   1991   1992   1993
                                          ----   ----   ----   ----   ----
ARVIN INDUSTRIES, INC.                      84     95    125    181    193

S & P 500 INDEX                            132    128    166    179    197

DOW JONES AUTO PARTS & EQUIPMENT INDEX      96     76    114    147    182


                CERTAIN BENEFICIAL OWNERS

As of February 24, 1994, the only persons or groups known to Arvin to be the beneficial owners of more than 5% of the Common Shares, as reported in a Statement on Schedule 13G filed by such person with the Securities and Exchange
Commission, was:


                                        Amount and nature of        Percent
Name and address of beneficial owner    beneficial ownership       of class
- ------------------------------------    --------------------       --------


J.P. Morgan & Co., Inc.,                    1,303,965(1)            5.9  %
6 Wall Street
New York New York 10260


(1) Includes 844,550 shares with sole voting power and 459,415 shares with shared voting power.


On January 2, 1994, Mr. Atkins beneficially owned 80,832
Arvin Common Shares, which includes 36,600 Common Shares subject to options which may be exercised within 60 days after January 2, 1994, 4,174 shares held in the Arvin
Savings Plan and 15,625 shares held in the Arvin Equity
Account Plan. This number also includes 3,912 shares owned of record by Mr. Atkins' wife, with respect to which he disclaims beneficial ownership.

All directors and executive officers as a group (15 persons) beneficially own 560,552 Arvin Common Shares, or 2.53% of the outstanding Common Shares.


       COMPLIANCE WITH FORMS 3, 4 AND 5 REPORTING
                     REQUIREMENTS

Based solely upon its review of Forms 3, 4 or 5 and any amendments thereto furnished to the Company pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, all of such Forms were filed on a timely basis by reporting persons, except that Mr. Baker failed to report two gift transactions on his Form 5. Mr. Baker subsequently amended his Form 5 to report these transactions.

    PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
         INDEPENDENT PUBLIC ACCOUNTANTS

Based upon the recommendation of the Audit Committee, at its February, 1994 meeting, the Board of Directors approved the engagement of the accounting firm of Price Waterhouse as Arvin's independent certified public accountants for the fiscal year beginning January 3, 1994.

Representatives from Price Waterhouse will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

Although not required to do so, the Board of Directors is submitting its appointment of auditors for shareholder ratification. In the event the appointment of Price Waterhouse is not ratified by the shareholders, it will be reconsidered by the Board of Directors. The Board recommends that its appointment of Price Waterhouse be ratified by the shareholders.

      SHAREHOLDER NOMINATIONS AND PROPOSALS

Pursuant to the rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 1995 Annual Meeting must be received at Arvin's executive offices no later than November 11, 1994 to be considered for inclusion in next year's proxy materials.

Further, Arvin's By-Laws set forth certain additional procedures regarding shareholder nominations of persons for election to the Board of Directors and shareholder proposals of business to be considered at meetings of the shareholders. Pursuant to these provisions, written notice of any shareholder nominations or proposals relating to the 1995 Annual Meeting of Shareholders must also be received by the Secretary of Arvin at its executive offices in Columbus, Indiana, no earlier than January 14, 1995 and no later than February 13, 1995.

                 BUSINESS TO BE TRANSACTED

At the date of this statement, the Board of Directors does not know of any business to be brought before the Annual
Meeting other than the matters described in this proxy statement. In the event that any other matters properly shall come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

By the order of the Board of Directors.
                                     Ronald R. Snyder
                                     Secretary
                                     ARVIN INDUSTRIES, INC.

Columbus, Indiana
March 11, 1994